EXECUTION




                       RECONSTITUTED SERVICING AGREEMENT


         THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of August, 2000, by and between LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman Capital"), and OPTION ONE MORTGAGE CORPORATION, a California corporation ("the Servicer"), recites and provides as follows:

                                   RECITALS

         WHEREAS, Lehman Capital has conveyed certain Mortgage Loans identified on Schedule I hereto (the "Schedule I Mortgage Loans") and Schedule II hereto (the "Schedule II Mortgage Loans") (the Schedule I Mortgage Loans and the Schedule II Mortgage Loans collectively referred to as the "Serviced Mortgage Loans") to Structured Asset Securities Corporation, a Delaware special purpose corporation ("SASCO"), which in turn has conveyed the Serviced Mortgage Loans to First Union National Bank, a national banking association, as trustee (the "Trustee"), under a trust agreement dated as of August 1, 2000 (the "Trust Agreement"), among the Trustee, Wells Fargo Bank Minnesota, National Association, as master servicer ("Wells Fargo," and, together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer"), SASCO, Lehman Brothers Holdings Inc., as seller, The Murrayhill Company, as loss mitigation advisor and the Federal Home Loan Mortgage Corporation ("Freddie Mac"), as guarantor (the "Guarantor").

         WHEREAS, multiple classes of certificates (the "Certificates"), including the Class X Certificate, will be issued on the Closing Date pursuant to the Trust Agreement, and Lehman Brothers Inc. or a nominee thereof (together with any successor in interest thereto and any permitted assignee or transferee thereof, the "Directing Holder") is expected to be the initial registered holder of the Class X Certificate.

         WHEREAS, the Schedule I Mortgage Loans are currently being serviced by the Servicer pursuant to an Amended and Restated Flow Interim Servicing Agreement between Lehman Brothers Bank, FSB (the "Bank") and the Servicer, dated as of May 1, 2000 (for Fixed and Adjustable Rate Mortgage Loans) (the "Restated Flow Agreement"), a Flow Interim Servicing Agreement between the Bank and the Servicer, dated as of May 1, 2000 (for Fixed and Adjustable Rate Mortgage Loans Group LB-2000) (the "Bank Flow Interim Agreement"), and a Flow Interim Servicing Agreement between Lehman Capital and the Servicer, dated May 1, 2000 (for Fixed and Adjustable Rate Mortgage Loans Group LC-2000) (the "LC Flow Interim Agreement").

         WHEREAS, pursuant to an Assignment, Assumption and Recognition Agreement, dated as of August 1, 2000, the Bank has assigned all of its right, title and interest in and to the related Schedule I Mortgage Loans to Lehman Capital and delegated all of its duties and obligations as purchaser under the Restated Flow Agreement and the Bank Flow Interim Agreement to Lehman Capital, and Lehman Capital has accepted such assignment and delegation.

         WHEREAS, the Schedule II Mortgage Loans are currently being serviced by the Servicer pursuant to a Seller's Warranties and Servicing Agreement between Lehman Brothers Bank FSB (the "Bank") and the Servicer, dated as of May 1, 2000 (for Conventional Residential Adjustable and Fixed Rate Mortgage Loans - Group No. 2000 LBB/00I) (the "5/1/00 SWSA"), a Seller's Warranties and Servicing Agreement between the Bank and the Servicer, dated as of September 1, 1999 (for Conventional Residential Adjustable and Fixed Rate Mortgage Loans) (the "9/1/99 SWSA"), a Seller's Warranties and Servicing Agreement between Lehman Capital and the Servicer, dated June 23, 1999 (for Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1999 LB/00I) (the "6/23/99 SWSA") and a Seller's Warranties and Servicing Agreement between Lehman Capital and the Servicer dated as of September 30, 1997 (for Conventional Residential Adjustable and Fixed Rate Mortgage Loans) (the "9/30/97 SWSA").

         WHEREAS, pursuant to an Assignment, Assumption and Recognition Agreement, dated as of May 1, 2000, the Bank has assigned all of its right, title and interest in the related Schedule II Mortgage Loans to Lehman Capital and delegated all of its duties and obligations as purchaser under the 5/1/00 SWSA and the 9/1/99 SWSA to Lehman Capital, and Lehman Capital has accepted such assignment and delegation.

         WHEREAS, Lehman Capital desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Directing Holder, the Master Servicer and the Guarantor to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

         WHEREAS, Lehman Capital and the Servicer desire to consolidate the servicing of the Serviced Mortgage Loans currently serviced under the aforementioned Schedule I and Schedule II servicing agreements under the provisions of the 5/1/00 SWSA.

         WHEREAS, Lehman Capital and the Servicer desire that the provisions of the 5/1/00 SWSA shall apply to the Serviced Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a Reconstitution Agreement which shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

         WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement.

         WHEREAS, Lehman Capital and the Servicer intend that each of the Master Servicer, the Directing Holder, the Trustee and the Guarantor is an intended third party beneficiary of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lehman Capital and the Servicer hereby agree as follows:

                                   AGREEMENT

         1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the 5/1/00 SWSA between Lehman Capital and the Servicer incorporated by reference herein (regardless if such terms are defined in the 5/1/00 SWSA), shall have the meanings ascribed to such terms in the Trust Agreement.

         2. Merger. For administrative convenience, the Servicer and Lehman Capital hereby agree that (i) the servicing of those Schedule I Mortgage Loans currently serviced under the Bank Flow Interim Agreement and the LC Flow Interim Agreement and (ii) the servicing of those Schedule II Mortgage Loans currently serviced under the 9/1/99 SWSA, the 6/23/99 SWSA and the 9/30/97 SWSA shall each be serviced under the 5/1/00 SWSA as reconstituted by this Agreement.

         3. Servicing. The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the 5/1/00 SWSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the 5/1/00 SWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

         4. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the trust fund (the "Trust Fund") created pursuant to the Trust Agreement, shall have the same rights as Lehman Capital under the 5/1/00 SWSA to enforce the obligations of the Servicer under the 5/1/00 SWSA and the term "Purchaser" as used in the 5/1/00 SWSA in connection with any rights of the Purchaser shall refer to the Master Servicer, except as otherwise specified in Exhibit A hereto. The Master Servicer, with the prior consent of Freddie Mac, shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, as provided in Article X of the 5/1/00 SWSA. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of Lehman Capital under the 5/1/00 SWSA; and in connection with the performance of the Master Servicer's duties hereunder the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

         5. Compliance with HOEPA. The Servicer, if applicable to its origination practices, shall be in compliance with the Home Ownership and Equity Protection Act ("HOEPA") and will continue to operate its business in compliance with HOEPA.

         6. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates pursuant thereto.

         7. Notices. All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

         8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

         9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         10. Reconstitution. Lehman Capital and the Servicer agree that this Agreement is a "Reconstitution Agreement" and that the date hereof is the "Reconstitution Date", each as defined in the 5/1/00 SWSA.

         11. Notices and Remittances to the Master Servicer and Trustee. All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

             Wells Fargo Bank Minnesota, National Association
             11000 Broken Land Parkway
             Columbia, Maryland  21044
             Attn:  Master Servicing Department, ARC 2000-BC3
             Telephone:  (410) 884-2000
             Facsimile:  (410) 884-2360

         All remittances required to be made to the Master Servicer under this Agreement shall be made to the following wire account:

             Wells Fargo Bank Minnesota, National Association
             Minneapolis, Minnesota
             ABA#:  091-000-019
             Account Name:  Corporate Trust Clearing
             Account Number:  3970771416
             For further credit to:  Collection Account No. 10191800
                                     (ARC 2000-BC3)

         All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

             First Union National Bank
             401 S. Tryon Street NC.1179
             Charlotte, North Carolina  28288-1174
             Attention:  Structured Finance Trust Services (ARC 2000-BC3)
             Telephone:  (704) 383-9468
             Facsimile:  (704) 383-6039

         All notices required to be delivered to the Guarantor hereunder shall be delivered to the Guarantor at the following address:

             Federal Home Loan Mortgage Corporation
             8200 Jones Branch Road
             McLean, Virginia  22102
             Attention:  Structured Finance - Director of Specialized
                         Business Services
             Telephone:  (703) 903-2935
             Facsimile:  (703) 903-4228

         Executed as of the day and year first above written.

                             LEHMAN CAPITAL, A DIVISION OF
                               LEHMAN BROTHERS HOLDINGS INC.



                              By: /s/ Stanley Labanowski
                                 -------------------------------
                                 Name:  Stanley Labanowski
                                 Title:  Authorized Signatory


                              OPTION ONE MORTGAGE CORPORATION



                              By: /s/ David Wells
                                 -------------------------------
                                 Name:  David Wells
                                 Title:  Assistant Secretary

Acknowledged by:

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer


By: /s/ Peter A. Gobell
    ------------------------------------------
Name:  Peter A. Gobell
Title:  Assistant Vice President

FIRST UNION NATIONAL BANK,
as Trustee


By: /s/ Stephanie J. Purdy
   -------------------------------------------
Name:  Stephanie J. Purdy
Title:  Trust Officer

FEDERAL HOME LOAN MORTGAGE CORPORATION,
as Guarantor


By:  /s/ Charles W. Pearson
    ------------------------------------------
Name:  Charles W. Pearson
Title:  Director- Securities Servicing & Processing

                                   EXHIBIT A

                       Modifications to the 5/1/00 SWSA


1. Unless otherwise specified herein, any provisions of the 5/1/00 SWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) representations and warranties of the Purchaser, (iv) Agency Transfers, Pass-Through Transfers and reconstitution, (v) Closing Dates, (vi) Groups and Pools, (vii) Initial Mortgage Interest Rate Cap, (viii) Gross Margins and (ix) Assignments of Mortgage, shall be disregarded. The exhibits to the 5/1/00 SWSA and all references to such exhibits (other than Exhibit F-1, F-2, G-1, G-2 and Exhibit L) shall also be disregarded.

2. For reporting purposes, a Mortgage Loan is "delinquent" when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent" and the second immediately succeeding month and "90 days Delinquent" and the third immediately succeeding month.

3. The definition of "Custodial Agreement" in Article I is hereby amended in its entirety to read as follows:

                  Custodial Agreement: The custodial agreement relating to (I) the custody of the Schedule I Mortgage Loans among (i) U.S. Bank Trust National Association, as Custodian, the Trustee and Structured Asset Securities Corporation (the "Depositor") and (ii) The Chase Manhattan Bank (survivor by merger with the Chase Bank of Texas, National Association), as Custodian, the Trustee and the Depositor and (II) the custody of the Schedule II Mortgage Loans among Wells Fargo Bank Minnesota, National Association, as Custodian, the Trustee and the Depositor.

4. The definition of "Custodian" in Article I is hereby amended in its entirety to read as follows:

                  Custodian: With respect to the Schedule I Mortgage Loans,
                  (i) U.S. Bank Trust National Association, any successor in interest or any successor custodian and (ii) The Chase Manhattan Bank (survivor by merger with the Chase Bank of Texas, National Association), any successor in interest or any successor custodian, in each case appointed pursuant to the related Custodial Agreement. With respect to the
                  Schedule II Mortgage Loans, (i) Wells Fargo Bank Minnesota, National Association, any successor in interest or any successor custodian appointed pursuant to the related Custodial Agreement.

5. The definition of "Determination Date" in Article I is hereby amended by replacing the words "month immediately preceding the month of the related Remittance Date" with "Due Period immediately preceding the related Remittance Date".

6. The definition of "Eligible Investments" in Article I is hereby amended by deleting the word "timely" in clause (c).

7. The definition of "Master Servicer" in Article I is hereby amended in its entirety to read as follows:

                  Master Servicer: Wells Fargo Bank Minnesota, National Association or such other Master Servicer, the Depositor, the Trustee and the Guarantor shall designate by written instruction to the Servicer.

8. The definition of "Monthly Advance" in Article I is hereby amended by deleting the word "and" at the end of clause (i) and deleting clause
         (ii).

9. The definition of "Opinion of Counsel" is hereby amended by inserting the words "acceptable to the Trustee, the Guarantor and Lehman Capital" after the word "counsel" in the first and fourth lines thereof.

10. The definition of "Prepayment Interest Shortfall Amount" in Article I is hereby amended by (i) inserting the words "or in part" between the words "full" and "during" in the second line thereof and (ii) amending the parenthetical in the fourth line thereof to read as follows:

                  (net of related Servicing Fee for Principal Prepayments in full only).

11. The definition of "Prime Rate" in Article I is hereby amended by adding "Northeast Edition" after the word "Journal".

12. The definition of "Qualified Depository" in Article I is hereby amended in its entirety to read as follows:

                  "Qualified Depository: Either (i) a depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the short-term unsecured debt obligations of which are rated "A-1" or better by S&P or "Prime-1" or better by Moody's (or a comparable rating if another rating agency is specified by the Master Servicer by written notice to the Servicer) or (ii) the corporate trust department of any bank the debt obligations of which are rated at least "A-" or its equivalent by either of S&P or Moody's."

13. The definition of "Remittance Date" in Article I is hereby replaced by the following:

                  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

14. The definition of "REO Property" in Article I is hereby amended by replacing the word "Purchaser" with "the Trustee on behalf of the Trust Fund".

15. New definitions of "Retained Interest", "Retained Interest Holder" and "Retained Interest Rate" are hereby added to Article I after the definition of "Repurchase Price" to read as follows:

                  Retained Interest: With respect to the Schedule I Mortgage Loans, the interest in respect of each Schedule I Mortgage Loan retained by the Retained Interest Holder at the Retained Interest Rate.

                  Retained Interest Holder: Lehman Capital or any successor in interest by assignment or otherwise.

                  Retained Interest Rate: Initially, 0.10% per annum. In the event that the Servicing Fee Rate is modified, the Retained Interest Rate shall be modified by a corresponding amount so that the sum of the Servicing Fee Rate and the Retained Interest Rate applicable to each Mortgage Loan shall always equal 0.50% per annum.

16. The definition of "Servicing Fee" in Article I is hereby amended by deleting the words "obligation of the Purchaser to pay the Servicing Fee is limited to, and the" in the third sentence.

17. The definition of "Servicing File" in Article I is hereby replaced by the following:

                  Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer.

18. Article II (Conveyance of Mortgage Loans; Possession of Mortgage Files; Books and Records; Custodial Agreement; Delivery of Documents) is hereby deleted in its entirety.

19. Article III (Representation and Warranties; Remedies and Breach) is hereby amended as follows:

         (a) by adding the words "is solvent and" after the word "Company" in the first sentence of Section 3.01(a)(vi);

         (b)    by deleting Section 3.01(b)(i) through (b)(ix); and

         (c) by adding as the last paragraph to Section 3.01(a) the following:

                           It is understood and agreed that the
                representations and warranties set forth in Section 3.01(a) shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee and the Trust Fund. Upon discovery by either the Servicer, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

                           Within 60 days of the earlier of either discovery
                by or notice to the Servicer of any breach of a representation or warranty set forth in Section 3.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured within such 60 days, the Servicer shall, at the Trustee's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Loans) to a successor servicer selected by the Trustee with the prior consent and approval of the Master Servicer and the Guarantor. Such assignment shall be made in accordance with
                Section 12.01.

                           In addition, the Servicer shall indemnify the
                Trustee, the Trust Fund, the Guarantor and Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer's representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 3.01 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

                           Any cause of action against the Servicer relating
                to or arising out of the breach of any representations and warranties made in Section 3.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

20. Section 3.05(c) is hereby deleted in its entirety and replaced by the following:

                           In the event that the Trust Fund acquires any REO
                Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

                           Notwithstanding any other provisions of this
                Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

21. Section 4.01 (Administration and Servicing of Mortgage Loans) is hereby amended as follows:

         (a) The second paragraph of Section 4.01 is hereby amended by replacing the word "Purchaser" in (i) the fifth and twenty-first lines thereof with "Trustee and the Trust Fund", (ii) in the eighth line thereof with "Trustee" and
                  (iii) in the twenty-fourth line thereof with "Trustee", (iv) by changing the word "unless" in the sixth line of the second paragraph thereof to "except in the case where" and
                  (v) by adding the following after the word "Loan" in the twelfth line of the second paragraph:

                      "unless the Servicer shall have provided to the Master Servicer, the Trustee and the Guarantor an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event."

         (b) The fourth and fifth paragraphs are hereby replaced with the following:

                  If the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the superior lien, or has declared or intends to declare a default under the Mortgage or the Mortgage Note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall advance the necessary funds to cure the default or reinstate the superior lien if the Servicer believes such actions are in the best interest of the Trust Fund, or take alternative actions so as to best protect the Trust Fund's interest in and the security of the related Mortgage Loan. The Servicer shall thereafter take immediate action to recover from the Mortgagor the amount so advanced. In the event the Servicer is unable to recover any such advances from the Mortgagor, the Servicer shall reimburse itself for such outstanding advances pursuant to Section 4.05(ii).

         (c) The sixth paragraph of Section 4.01 is hereby amended by deleting (i) the words "a Fannie Mae-approved servicer or" in the second line thereof, (ii) the words "lenders imposed by Fannie Mae or for" in the fifth line thereof, and (iii) the words "Fannie Mae or" in the sixth line thereof.

         (d) The seventh paragraph of Section 4.01 is hereby amended by replacing all references to the word "Purchaser" with "Master Servicer, the Trustee or the Trust Fund".

         (e) The eighth paragraph of Section 4.01 is hereby amended by replacing the word "Purchaser" with "Trustee, the Master Servicer and the Trust Fund".

         (f) The ninth paragraph of Section 4.01 is hereby amended by replacing all references to the word "Purchaser" with "Master Servicer, the Trustee or the Trust Fund".

22. Section 4.02 (Liquidation of Mortgage Loans) is hereby amended by replacing the word "Purchaser" in the seventh and twentieth lines of the first paragraph thereof with "Trustee and the Trust Fund", replacing the word "Purchaser" in the first line of the third paragraph thereof with "Master Servicer and Guarantor", by replacing the word "Purchaser" in the fourth and tenth lines of the third paragraph thereof with "Master Servicer, with the Guarantor's consent" and by changing each reference to "90 days " therein to "75 days (or later at the discretion of the Servicer)" and the reference to "120 days" to "75 days (or later at the discretion of the Servicer)".

23. Section 4.04 (Establishment of and Deposit to Custodial Account) is hereby amended as follows:

         (a) the words "in trust for the Purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans,
                  Group No. 2000 LB/00I" in the fourth and fifth lines of the first sentence of the first paragraph shall be replaced by the following: "in trust for Wells Fargo Bank Minnesota, National Association, as Master Servicer for ARC 2000-BC3 Trust".

         (b) by deleting the word "and" at the end of clause (ix), by removing the period from the end of clause (x) and replacing it with a semi-colon followed by the word "and", and by adding a new clause (xi) to read as follows:

                  (xi) the amount of any Prepayment Interest Shortfall Amount required to be paid by the Servicer pursuant to Section 4.21.

         (c) by adding the words "and the Retained Interest" after the words "Servicing Fees" in the first sentence of the last paragraph; and

         (d) by adding the following paragraph immediately after the original last paragraph thereof:

                  On each Remittance Date, the Servicer shall remit the Retained Interest with respect to the Schedule I Mortgage Loans to the Retained Interest Holder by wire transfer of immediately available funds to the following account:

                           Lehman Brothers Holdings Inc.
                           ABA 02100089
                           Acct No. 40615501
                           Attn:  Joseph Abbondandolo (212) 526-7901
                           Ledger 4 IKJ (ARC 2000-BC3)

24. Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended as follows:

         (a) by adding the following to the beginning of clause (i): "to pay any outstanding MGIC Insurance Premiums", by deleting the word "and" at the end of clause (vi), by removing the period from the end of clause (vii) and replacing it with a semi-colon followed by the word "and", and by adding a new clause (viii) to read as follows:

                  "to reimburse itself for Monthly Advances of the Servicer's funds made pursuant to Section 4.20. All Monthly Advances will be reimbursable to the Servicer from late payments, Insurance Proceeds, Condemnation Proceeds and Liquidations Proceeds from the Mortgage Loan as to which such unreimbursed Monthly Advance was made. The Servicer may recover at any time from amounts on deposit in the Custodial Account the amount of any Monthly Advances that the Servicer deems nonrecoverable or that remains unreimbursed to the Servicer from the related Liquidation Proceeds of the Mortgage Loan after the final liquidation of the related Mortgage Loan. In addition, the Servicer may, at any time, withdraw from the Collection Account funds that were not included in the Total Available Amount (as defined in the Trust Agreement) for the preceding Distribution Date to reimburse itself for Monthly Advances previously made by the Servicer, to the extent permitted by the Guarantor.

                  Notwithstanding the foregoing paragraph, no Monthly Advances or Servicing Advances shall be required to be made by the Servicer if such Advance could, if made, be, in the Servicer's reasonable judgment, nonrecoverable. The determination by the Servicer that it has made a nonrecoverable Monthly Advance or Servicing Advance, or that any proposed Monthly Advance or Servicing Advance would be a nonrecoverable advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Depositor, the Guarantor, the Master Servicer and the Trustee.

                  The Servicer may enter into a facility with any person which provides that such person (an "Advancing Person") may fund Monthly Advances and/or Servicing Advances, although no such facility shall reduce or otherwise affect the Servicer's obligation to fund such Monthly Advances and/or Servicing Advances. Any Monthly Advances and/or Servicing Advances made by an Advancing Person shall be reimbursed to the Advancing Person in the same manner as reimbursements would be made to the Servicer if such Monthly Advances or Servicing Advance were funded by the Servicer.

25. Section 4.06 (Establishment of and Deposits to Escrow Account) shall be amended by deleting the words "the Purchaser of Conventional Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 2000 LB/00I" in the fourth, fifth and sixth lines of the first sentence of the first paragraph, and replacing it with the following:

                  "Wells Fargo Bank, Minnesota, National Association, as Master Servicer for the ARC 2000-BC3 Trust".

26. Section 4.09 (Protection of Accounts) is hereby amended by replacing the word "Purchaser" in the twelfth line of the third paragraph thereof with "Trustee and the Trust Fund".

27. Section 4.10 (Maintenance of Hazard Insurance) is hereby amended by replacing the words "a generally acceptable insurer" in the first paragraph thereof with "an insurer reasonably acceptable to the Guarantor (the Servicer shall be responsible for ascertaining whether the insurer is acceptable to the Guarantor)", replacing the words "Fannie Mae" in the second and third paragraphs thereof with "Freddie Mac", and adding the words "on behalf of the Trust Fund" after the words "loss payee" in the sixth paragraph thereof.

28. Section 4.12 (Maintenance of Fidelity Bond and Errors and Omissions Insurance) is hereby amended by deleting the words "Fannie Mae in the Fannie Mae Guides".

29. Section 4.15 (Title, Management and Disposition of REO Property) is hereby amended by replacing the word "Purchaser" in the first paragraph with "Trustee" and replacing the word "Purchaser" in the second paragraph with "Trustee and the Trust Fund".

30. Section 4.16 (Real Estate Owned Reports) is hereby amended by replacing the words "tenth Business Day following the Record Date of each month" with "10th calendar day of each month".

31. Section 4.20 (Monthly Advances) is hereby deleted in its entirety and replaced with the following:

                           On the Business Day immediately preceding each
                  Remittance Date, the Servicer shall deposit in the Custodial Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than remittances to the Master Servicer required to be made on such Remittance Date. The Servicer shall keep appropriate records of such amounts and will provide such records to the Master Servicer and the Guarantor upon request. The Guarantor, in its reasonable judgment, shall have the right to require the Servicer to remit from its own funds to the Collection Account an amount equal to all Monthly Advances previously made out of funds held in the Collection Account and not previously reimbursed from collections on the Mortgage Loans, and in such event, the Servicer shall thereafter remit all Monthly Advances from its own funds. In no event shall the preceding sentence be construed as limiting the Servicer's right to (i) pass through late collections on the related Mortgage Loans in lieu of making Monthly Advances or (ii) reimburse itself for such Monthly Advances from late collections on the related Mortgage Loans.

                           The Servicer shall make Monthly Advances through
                  the Distribution Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the related Mortgage Loans.

32.      New Sections 4.21 and 4.22 are hereby added to Article IV as follows:

                  Section 4.21    Compensating Interest.

                           The Servicer shall deposit in the Custodial Account
                  on a daily basis, and retain therein with respect to each Principal Prepayment, the Prepayment Interest Shortfall Amount, if any, for the month of such distribution. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans.

                  Section 4.22    Credit Reporting.

                           For each Mortgage Loan, in accordance with its
                  current servicing practices, the Servicer will accurately and fully report its underlying borrower credit files to each of the following credit repositories or their successors: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis in a timely manner.


33. Section 5.01 (Remittances) is hereby amended by deleting the first paragraph thereof and replacing it with the following paragraph:

                           On each Remittance Date the Servicer shall remit on
                  a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the Due Period (net of any charges against or withdrawals from the Custodial Account pursuant to Section 4.05, plus (b) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to
                  Section 4.20 minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition proceeds received after the applicable Due Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with a Prepayment Interest Shortfall Amount pursuant to Section 4.21 and minus (d) any amounts attributable to Monthly Payments collected but due on a due date or dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date or Dates next succeeding the Due Period for such amounts.

                           All remittances required to be made to the Master
                  Servicer shall be made to the following wire account:

                  Well Fargo Bank Minnesota, National Association
                  Minneapolis, Minnesota
                  ABA# 091-000-019
                  Account #:  3970771416
                  Account Name:  Corporate Trust Clearing
                  For further credit to:  Collection Account No. 10191800
                                          (ARC 2000-BC3)

34.      Section 5.02 (Statements to Purchaser) is hereby amended as follows:

         (a) by (i) replacing the words "Remittance Date" in the first line thereof with the words "10th calendar day (or if such 10th calendar day is not a Business Day, the immediately preceding Business Day)"; (ii) deleting the words "Exhibit H annexed hereto" with "Exhibit A-1 attached hereto or other format mutually acceptable to the Servicer, the Master Servicer and the Guarantor", and (iii) inserting the following sentences immediately following the first sentence in the first paragraph of such Section:

                      Such Monthly Remittance Advice shall also include on a cumulative and aggregate basis (i) the amount of claims filed, (ii) the amount of any claim payments made, (iii) the amount of claims denied and (iv) policies cancelled with respect to those Serviced Mortgage Loans covered by the loan-level primary mortgage insurance policies provided by MGIC or any other provider of primary mortgage insurance purchased by the Trust. The Master Servicer will convert such data (and the data provided pursuant to Section 6.07) into a format acceptable to the Guarantor and provide monthly reports to the Guarantor pursuant to the Trust Agreement.

         (b)      by deleting the (i) last sentence of the first paragraph,
                  (ii) second paragraph and (iii) first sentence of the third paragraph; and

         (c) by restating the last sentence of the third paragraph to read as follows: "The Servicer shall provide the Master Servicer as it becomes reasonably available to the Servicer with such information concerning the Mortgage Loans and annual remittances as is necessary for each Certificateholder to prepare its federal income tax return and for the Master Servicer to prepare the federal income tax return of the Trust Fund.

35. Section 5.03 (Due Dates Other Than the First of the Month) is hereby amended by deleting the first, fourth and sixth sentences thereto.

36. Section 6.01 (Transfers of Mortgaged Property) is hereby amended by replacing the word "Purchaser" in the sixth line thereof with "Trustee and the Trust Fund".

37. Section 6.02 (Satisfaction of Mortgages and Release of Mortgage Files) is hereby amended by replacing the word "Purchaser" in the first paragraph with "Trustee", adding "arrange for the Custodian to" after the words "the Trustee shall" in the second sentence, replacing the first reference to "Purchaser" with "Trustee and the Trust Fund" in the first sentence of the second paragraph.

38. Section 6.04 (Annual Statement as to Compliance) is hereby amended by changing the reference therein to "April 30, 2000" to "April 30, 2001".

39. Section 6.05 (Annual Independent Public Accountants' Servicing Report) is hereby amended by changing each reference therein to "April 30, 2000" to "April 30, 2001".

40. Section 6.07 (Servicing Tape) is hereby amended by replacing the words "Remittance Date" with "10th calendar day of each month" and adding the words "in the form attached hereto as Exhibit A-1 or other mutually acceptable format" after the words "computer readable file".

41. The parties hereto acknowledge that Article VII (Agency Transfer; Pass-Through Transfer) shall not apply to this Agreement.

42.      Section 7.04 (Compensating Interest) of the Agreement is replaced by
         Section 4.21 herein.

43. Section 9.01 (Indemnification; Third Party Claims) is hereby amended by changing the word "Purchaser" in the first, seventh and eleventh lines thereof to "the Master Servicer, the Guarantor and the Trust Fund"; by changing the word "Purchaser" in the third, thirteenth and fourteenth lines thereof to "the Master Servicer, the Guarantor or the Trust Fund"; and by changing the word "Purchaser" in the last sentence thereof to the "Trust Fund".

44. Section 9.02 (Merger or Consolidation of the Company) is hereby amended by (i) inserting the words ", with the prior written consent of the Guarantor" after the word "shall" in the second paragraph thereof and (ii) replacing the words "Fannie Mae" in such second paragraph with "Freddie Mac".

45. Section 9.03 (Limitation on Liability of Company and Others) is hereby amended by changing the word "Purchaser" in the second line thereof to "Trust Fund, the Trustee and the Master Servicer"; and by changing the word "Purchaser" in the fourteenth line thereof to "Master Servicer" and in the last sentence thereof to "Trust Fund".

46. Section 9.04 (Limitation on Resignation and Assignment by Company) is hereby amended by deleting the first sentence, deleting the word "Therefore," at the beginning of the second sentence, and replacing the word "Purchaser" with "the parties and other signatories hereto" in each instance.

47.      Section 10.01 (Events of Default) is hereby amended by:

         (a) changing "five days" to "one day" in clause (a) and changing the word "Purchaser of such clause" to "the party discovering such breach";

         (b) changing "30 days" to "15 days" in clause (b) and changing the word "Purchaser" to "the party discovering such breach";

         (c)      changing the words "Fannie Mae" to "Freddie Mac" in clause
                  (g); and

         (d) adding the following sentence as the last sentence to the third paragraph of Section 10.01: "Upon a termination of the Servicer pursuant to this Section 10.01 or Section 12.14, all unreimbursed Servicing Fees, Servicing Advances and Monthly Advances still owing to the Servicer at the time of such termination shall be paid by the Trust Fund as such amounts are received from the related Mortgage Loans.

48.      Section 11.01 (Termination) is hereby amended by restating subclause
         (ii) thereof to read as below and adding the following sentence immediately after clause (ii) of such Section:

                  (ii) mutual consent of the Servicer and the Trustee in writing, provided such termination is also acceptable to the Master Servicer, the Guarantor and the Rating Agencies.

                           Upon a termination of this Agreement pursuant to
                  clause (ii) of this Section 11.01 without cause, all unreimbursed Servicing Fees, Servicing Advances and Monthly Advances still owing the terminated Servicer shall be paid at the time of such termination by the Trust Fund.

49. The first paragraph of Section 11.02 (Termination Without Cause) is hereby deleted and replaced with the following:

                           With the prior written consent of Freddie Mac, the
                  Directing Holder may terminate the rights and obligations of the Servicer under this Agreement without cause. Any such termination shall be with 30 days' prior notice, in writing and delivered to the Trustee, the Master Servicer and the Servicer by registered mail as provided herein. The Servicer shall comply with the termination procedures set forth in
                  Section 12.01 hereof. The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to the foregoing sentences of this Section 11.02. The termination fee to be paid by the Directing Holder from its own funds without reimbursement for the termination of servicing without cause pursuant to this Section 11.02 shall be equal to (a) the outstanding principal balance of such Mortgage Loan at the time of such servicing termination multiplied by (b) the related percentage for such Mortgage Loan as determined by the product type and the number of months since such Mortgage Loan's origination, as such percentage is indicated in Exhibit L attached to the 5/1/00 SWSA. All unreimbursed Servicing Fees, Servicing Advances and Monthly Advances still owing the Servicer shall be paid by the Directing Holder from its own funds within 5 Business Days of the date of such termination without right of reimbursement from the Trust Fund.

                  The remaining paragraphs of Section 11.02 shall become part of Section 11.03 as provided in item hereof.

50. A new Section 11.03 (Termination of Distressed Mortgage Loans) is hereby added to the 5/1/00 SWSA the first paragraph of which is as follows and the second, third, fourth and fifth paragraphs of which are the existing second, third, fourth and fifth paragraphs of
         Section 11.02; provided, however, the reference to Section 7.03 in the fifth paragraph shall be changed to Section 4.20:

                  Section 11.03  Termination of Distressed Mortgage Loans.

                           Subject to the requirements set forth in this
                  Section 11.03, the Directing Holder may terminate this Agreement, with the prior written consent of the Master Servicer, the Trustee, the Guarantor and the Depositor, with respect to the servicing of those Mortgage Loans that are determined to be Distressed Mortgage Loans as of the Notice Date and servicing of such Mortgage Loans will be transferred to the Special Servicer. The appointment of a Special Servicer by the Directing Holder and the execution of a special servicing agreement between the Directing Holder and the Special Servicer shall be subject to the consent of the Master Servicer, the Trustee, the Guarantor and the Depositor, and the receipt of confirmation from the Rating Agencies that the transfer of servicing to the Special Servicer shall not result in a reduction of any rating previously given by such Rating Agency to any Certificate. Any monthly fee paid to the Special Servicer in connection with any Mortgage Loan serviced by such Special Servicer shall not exceed one-twelfth of the product of (a) 0.50% and (b) the outstanding principal balance of such Mortgage Loan.

                           All reasonable costs and expenses incurred in
                  connection with a transfer of servicing to the Special Servicer including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a Special Servicer, or of transferring the Servicing Files and the other necessary data to the Special Servicer shall be paid by the Directing Holder from its own funds without reimbursement.

                           The Directing Holder shall be responsible for the
                  delivery of all required Transfer Notices and will send a copy of the Transfer Notice to the Master Servicer.

51.      Section 12.01 (Successor to Company) is hereby amended as follows:

         (i) by replacing the words "Prior to" with "Upon" in the first line of the first paragraph thereto;

         (ii) by replacing the words "to Section 11.02 after the 90 day period has expired" with "Section 12.14" in the second and third lines of the first paragraph thereof;

        (iii) by changing the word "Purchaser" in the third line of the first paragraph to "Master Servicer, with the consent of the Guarantor," and by adding the words ", in accordance with the Trust Agreement," after the word "shall" in the third line of the first paragraph thereto;

         (iv) by adding the following new sentences immediately following the first sentence of the first paragraph thereof to read as follows:

                           Prior to the termination of the Servicer's
                  responsibilities, rights, duties and obligations under this Agreement pursuant to the first paragraph of Section 11.02, the Directing Holder shall appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer, the Depositor, the Guarantor and each Rating Agency as evidenced by a letter from such Rating Agency delivered to the Trustee that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

          (v) by amending the original second sentence of the first paragraph thereof by (a) changing the word "Purchaser" to "Depositor and the Master Servicer" and (b) by adding the following proviso at the end of such sentence:

                  ; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.

          (vi) by replacing the word "promptly" in the first line of the third paragraph thereof with "within seven (7) Business Days";

         (vii) by adding the following new sentence at the end of the third paragraph of such Section.

                           In the event the Servicer is terminated pursuant to
                  Section 11.02, the Directing Holder shall be responsible for payment from its own funds without reimbursement of any out-of-pocket costs incurred by the Servicer and the Master Servicer in connection with the transfer of the Serviced Mortgage Loans to a successor servicer.

                           Except as otherwise provided in this Agreement, all
                  reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (whether as a result of termination or removal of the Servicer for cause), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

52. Section 12.07 (Relationship of Parties) is hereby amended by replacing the word "Purchaser" with "Trustee, the Trust Fund, the Master Servicer, the Guarantor or Lehman Capital".

53. New Sections 12.12 (Intended Third Party Beneficiaries), 12.13 (Guarantor Audit and Inspection Rights; Access to Financial Statements), 12.14 (Guarantor Right of Termination or Declaration of Event of Default), 12.15 (Fees for Failure to Provide Timely Reports), 12.16 (Confidentiality) and 12.17 (Deficiency Judgments) are added to the 5/1/00 SWSA to read as follows:

                  Section 12.12     Intended Third Party Beneficiaries.

                           Notwithstanding any provision herein to the
                  contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer, the Trustee, the Guarantor and the Directing Holder receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Master Servicer, the Trustee, the Guarantor and the Directing Holder as if they were parties to this Agreement, and the Master Servicer, the Trustee, the Guarantor and the Directing Holder shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement or the Loss Mitigation Advisory Agreement. Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement, and all rights of the Guarantor hereunder (other than the right to indemnification) shall terminate upon termination of the Guaranty.

                  Section 12.13   Guarantor Audit and Inspection Rights:
                  Access to Financial Statements.

                           (a) During business hours, or at such other times
                  as may be reasonable under the applicable circumstances, and upon reasonable advance notice to the Servicer, the Guarantor, with the assistance and cooperation of an appropriate Servicing Officer or other knowledgeable financial officer of the Servicer, shall have the right to
                  (i) review and audit the Servicer's servicing procedures as they relate to the Serviced Mortgage Loans and (ii) examine and audit the Servicing Files and related book, records and other information of the Servicer, but solely as they relate to the Serviced Mortgage Loans and this Agreement.

                           (b) Within ninety days after the Closing Date, to
                  the extent the Servicing Files contain information relating to the underwriting criteria used in the origination of each Mortgage Loan, the Guarantor will have the right to review up to 800 of the Servicing Files and the related underwriting documentation in order to ascertain whether each such Mortgage Loan was originated generally in accordance with the applicable underwriting standards. If the Guarantor determines that more than 20% (by number) of such 800 Mortgage Loans were not originated in accordance with the applicable underwriting standards, the Guarantor will have the right to review additional Servicing Files until the Guarantor obtains a sample containing less than 20% (by number) of Mortgage Loans not so originated.

                           (c) With respect to any Mortgage Loan that goes
                  into foreclosure, the Guarantor will have the right to request the Servicer to deliver a copy of the related Servicing File to the Guarantor to review.

                           (d) Within thirty days of their issuance to the
                  public (in the event that Servicer is a SEC reporting company) or to its members or stockholders, the Servicer shall make available to the Guarantor a copy of its audited financial statements. The Servicer shall also make available upon the request of the Guarantor any comparable interim financial statements, but only to the extent that such statements have been prepared by or on behalf of the Servicer in the normal course of its business and are available upon request to its members or stockholders or to the public at large.

                  Section 12.14 Guarantor Right of Termination or Declaration of Event of Default.

                           Notwithstanding any other provision of this
                  Agreement, in the event either (i) any Class of Certificates issued by the Trust Fund with an initial rating assigned by the Rating Agencies of "AA" (or an equivalent rating) is downgraded to "A" (or an equivalent rating) or lower, or
                  (ii) a Realized Loss is applied to reduce the principal balance of the Class B Certificates, the Guarantor, in its sole discretion, shall have the right to terminate the Servicer or Servicers (or any subservicers) of the Serviced Mortgage Loans to which such applied Realized Loss is attributable and to appoint a successor servicer in accordance with the procedures set forth in Section 12.01.

                  Section 12.15     Fees for Failure to Provide Timely Reports.

                           In the event the Master Servicer fails to provide
                  certain reports to the Guarantor accurately, completely and timely due to the Servicer's failure to timely provide the necessary information to the Master Servicer, and the Master Servicer is required to pay a fee to the Guarantor, such fee shall be paid by the Servicer. The fees are as follows:

                  1.   For the first such failure, the amount of $500.

                  2.   For the second such failure, the amount of $750.

                  3.   For the third such failure, the amount of $1,000.

                  4. The fourth such failure shall constitute a Servicer Event of Default under this Agreement.

                           Neither the Master Servicer nor the Servicer shall
                  be required to make any such payments upon the first such failure during each successive two year period following the Closing Date.

                  Section 12.16     Confidentiality.

                           The Servicer and the Master Servicer shall keep the
                  terms of this Agreement and the Trust Agreement regarding fees and expenses confidential to the extent such information is not otherwise disclosed in or pursuant to the Trust Agreement or any publicly available documents.

                  Section 12.17.    Deficiency Judgments.

                           Pursuant to the Trust Agreement, the Holders of the
                  Subordinate Certificates that are or may be affected by a Realized Loss on a Liquidated Mortgage Loan are deemed to have repurchased the ownership interest in such Liquidated Mortgage Loan held by Holders of the Senior Certificates. In connection with the liquidation of a Mortgage Loan, if (i) the Servicer is directed by the Master Servicer to seek a deficiency judgment, (ii) the Servicer is offered suitable indemnification and reimbursement for expenses from the Holders of Subordinate Certificates, and (iii) such action is permitted by law, the Servicer shall seek a deficiency judgment under such Liquidated Mortgage Loan on behalf of the Holders of the Subordinate Certificates to the extent of any Realized Loss.

                                  EXHIBIT A-1

                 MONTHLY REPORTING FORMAT TO WELLS FARGO BANK

The format for the tape should be:

1.  Record length of 240
2.  Blocking factor of 07 records per block
3.  ASCII
4.  Unlabeled tape
5.  6250 or 1600 BPI (please indicate)
                                                                    COBOL
Field Name                          Position       Length         "picture"
----------                          --------       ------         ---------

Master Servicer No.                  001-002          2           "01"
Unit Code                            003-004          2           "  "
Loan Number                          005-014         10           X(10)
Borrower Name                        015-034         20           X(20)
Old Payment Amount                   035-045         11           S9(9)V9(02)
Old Loan Rate                        046-051          6           9(2)V9(04)
Servicer Fee Rate                    052-057          6           9(2)V9(04)
Servicer Ending Balance              058-068         11           S9(9)V9(02)
Servicer Next Due Date               069-076          8           CCYYMMDD
Curtail Amt 1 - Before               077-087         11           S9(9)V9(02)
Curtail Date 1                       088-095          8           CCYYMMDD
Curtail Amt 1 - After                096-106         11           S9(9)V9(02)
Curtail Amt 2 - Before               107-117         11           S9(9)V9(02)
Curtail Date 2                       118-125          8           CCYYMMDD
Curtail Amt 2 - After                126-136         11           S9(9)V9(02)
Curtail Amt 3 - Before               137-147         11           S9(9)V9(02)
Curtail Date 3                       148-155          8           CCYYMMDD
Curtail Amt 3 - After                156-166         11           S9(9)V9(02)
New Payment Amount                   167-177         11           S9(9)V9(02)
New Loan Rate                        178-183          6           9(2)V9(04)
Index Rate                           184-189          6           9(2)V9(04)
Remaining Term                       190-192          3           9(3)
Liquidation Amount                   193-203         11           S9(9)V9(02)
Action Code                          204-205          2           X(02)
Scheduled Principal                  206-216         11           S9(9)V9(02)
Scheduled Interest                   217-227         11           S9(9)V9(02)
Scheduled Ending Balance             228-238         11           S9(9)V9(02)
FILLER                               239-240          2           X(02)

Trailer Record:
Number of Records                    001-006          6           9(06)
FILLER                               007-240         234          X(234)


Field Names and Descriptions:

Field Name                                  Description
----------                                  -----------
Master Servicer No.                         Hard code as "01" used internally

Unit Code                                   Hard code as "  " used internally

Loan Number                                 Investor's loan number

Borrower Name                               Last name of borrower

Old Payment Amount                          P&I amount used for the applied payment

Old Loan Rate                               Gross interest rate used for the applied payment

Servicer Fee Rate                           Servicer's fee rate

Servicer Ending Balance                     Ending actual balance after a payment has been applied

Servicer Next Due Date                      Borrower's next due date for a payment

Curtailment Amount 1 - Before               Amount of curtailment applied before the payment

Curtailment Date 1                          Date of curtailment should coincide with the payment date
                                            applicable to the curtailment

Curtailment Amount 1 - After                Amount of curtailment applied after the payment

Curtailment Amount 2 - Before               Amount of curtailment applied before the payment

Curtailment Date 2                          Date of curtailment should coincide with the payment date
                                            applicable to the curtailment

Curtailment Amount 2 - After                Amount of curtailment applied after the payment

Curtailment Amount 3 - Before               Amount of curtailment applied before the payment

Curtailment Date 3                          Date of curtailment should coincide with the payment date
                                            applicable to the curtailment

Curtailment Amount 3 - After                Amount of curtailment applied after the payment

New Payment Amount                          For ARM, Equal, or Buydown loans, when a payment
                                            change occurs, this is the scheduled payment

New Loan Rate                               For ARM loans, when the gross interest rate change occurs, this is the scheduled rate

Index Rate                                  For ARM loans, the index rate used in calculating the new gross interest rate

Remaining Term                              For ARM loans, the number of months left on the loan used
                                            to determine the new P&I amount

Liquidation Amount                          The payoff amount of the loan

Action Code                                 For delinquent loans:
                                            12 -- Relief Provisions
                                            15 -- Bankruptcy/Litigation
                                            20 -- Referred for Deed-in-lieu, short sale
                                            30 -- Referred to attorney to begin foreclosure
                                            60 -- Loan Paid in full
                                            70 -- Real Estate Owned



Scheduled Principal                         Amount of principal from borrower payment due to bondholder

Scheduled Interest                          Amount of interest from borrower payment due to bondholder

Scheduled Ending Balance                    Ending scheduled balance of loan

FILLER                                      Should be filled with spaces



Delinquency Reporting Data Fields to be
provided to Master Servicer

Servicer Loan #
Investor Loan #
Borrower Name
Address
State
Due Date
Action Code
FC Received
File Referred to Atty
NOD
Complaint Filed
Sale Published
Target Sale Date
Actual Sale Date
Loss Mit Approval Date
Loss Mit Type
Loss Mit Estimated Completion Date
Loss Mit Actual Completion Date
Loss Mit Broken Plan Date
BK Chapter
BK Filed Date
Post Petition Due
Motion for Relief
Lift of Stay
RFD
Occupant Code
Eviction Start Date
Eviction Completed Date
List Price
List Date
Accepted Offer Price
Accepted Offer Date
Estimated REO Closing Date
Actual REO Sale Date

                                                                 Schedule I

                     Schedule I of Serviced Mortgage Loans

     (for Ameriquest, BNC, Long Beach 1991-A through 1991-H and Freemont)

                                                                Schedule II

                    Schedule II of Serviced Mortgage Loans

                (for Option One 1991, 1997-1B, 1999-2, 1999-3,
             2000 WL-1, 2-1, Mortgage 3 and Mortgage 4 collateral)